CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 24, 2010 relating to the financial statements and financial highlights of Large Cap Value Trust and Equity-Income Trust appearing in the December 31, 2009 John Hancock Trust Annual Report to Shareholders. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the Registration Statement and “Information Incorporated by Reference” in the Statement of Additional Information, which constitutes part of this Registration Statement.
We hereby also consent to the incorporation by reference in the May 3, 2010 Prospectus and Statement of Additional Information of John Hancock Trust, as supplemented, of our report dated February 24, 2010, relating to the financial statements and financial highlights which appear in the December 31, 2009 John Hancock Trust Annual Report to Shareholders, which is incorporated by reference in the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the May 3, 2010 Prospectus and Statement of Additional Information of John Hancock Trust.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 12, 2011